Exhibit 99.1

FOR IMMEDIATE RELEASE

Corebridge Financial Announces First Quarter 2023 Results

•	Premiums and deposits[1] grew 45% compared to the prior year quarter
•	Base portfolio income[2] for our insurance operating businesses grew 23% while base yield[2] expanded 60 basis points compared to the prior year quarter
•	Net loss of $459 million, or $0.70 per share, largely the result of realized losses recorded for the Fortitude Re funds withheld embedded derivative
•	Adjusted after-tax operating income[1] of $632 million and operating EPS[1] of $0.97 per share reflect strong base spread income[2]
•	Holding company liquidity of $1.8 billion as of March 31, 2023
•	Continue to maintain Life Fleet RBC Ratio[2] in excess of 400% target
•	Declared quarterly cash dividend $0.23 per share of common stock on May 8, 2023
•	Adopted long-duration targeted improvements, retroactive to January 1, 2021
•	Board of Directors authorized $1 billion share repurchase program

HOUSTON – May 9, 2023 – Corebridge Financial, Inc. (“Corebridge” or the “Company”) (NYSE: CRBG) today reported financial results for the first quarter ended March 31, 2023.

Kevin Hogan, President and Chief Executive Officer of Corebridge, said, “Corebridge has had a terrific start to the year, delivering another excellent quarter while advancing our key strategic initiatives. We remain disciplined in our capital allocation and continue to balance investments in long-term growth while maintaining a strong balance sheet with ample liquidity and capital.

“We generated strong sales with attractive margins across our businesses, and positive net flows in our general account. On a year-over-year basis, our premiums and deposits increased 45% and our core sources of income grew 15%, with base spread income up 38%. We are positioned for continued success, supported by a strong business model, broad distribution platform, diversified core earnings and a robust risk management approach.

“Last week, our Board of Directors approved a share repurchase program of up to $1 billion. This is an important milestone toward our commitment to provide an attractive return to shareholders.”

1 This release refers to financial measures not calculated in accordance with generally accepted accounting principles (non-GAAP); definitions of non-GAAP measures and reconciliations to their closest GAAP measures can be found in “Non-GAAP Financial Measures” below

2 This release refers to key operating metrics and key terms.  Information about these metrics and terms can be found in “Key Operating Metrics and Key Terms” below

FOR IMMEDIATE RELEASE
 CONSOLIDATED RESULTS

	Three Months Ended March 31,
($ in millions, except per share data)	2023	2022
Net income (loss) attributable to common shareholders	$(459)	$3,366
Income (loss) per common share attributable to common shareholders	$(0.70)	$5.22
Adjusted after-tax operating income	$632	$743
Operating EPS	$0.97	$1.15
Book value per common share	$17.83	$31.05
Adjusted book value per common share[1]	$35.88	$34.59
Pre-tax income (loss)	$(669)	$4,300
Adjusted pre-tax operating income[1]	$724	$909
Premiums and deposits	$10,341	$7,153
Net investment income	$2,695	$2,581
Net investment income (APTOI basis)[1]	$2,335	$2,311
Base portfolio income - insurance operating businesses	$2,249	$1,830
Variable investment income[2] - insurance operating businesses	$28	$300
Corporate and other[3]	$58	$181

Return on average equity	(17.5%)	57.0%
Adjusted return on average equity[1]	10.8%	13.5%

Net loss was $459 million, a 114% decrease compared to the prior year quarter.  The change largely was driven by realized losses recorded for the Fortitude Re funds withheld embedded derivative.

Adjusted pre-tax operating income (“APTOI”) was $724 million, a 20% decrease compared to the prior year quarter.  Variable investment income was the largest contributor to the year-over-year decline.  Excluding variable investment income, APTOI was $696 million, a 14% increase compared to the prior year quarter, the result of higher base portfolio income, improved mortality experience and lower expenses, partially offset by lower fee income2 and higher interest expense on net debt raised during 2022.

Premiums and deposits were $10.3 billion, a 45% increase compared to the prior year quarter.  Excluding transactional activity (i.e., pension risk transfer, guaranteed investment contracts and Group Retirement plan acquisitions), premiums and deposits grew 20% when compared to the prior year quarter.  These results mainly reflect higher fixed and fixed index annuity deposits partially offset by lower variable annuity deposits in Individual Retirement and Group Retirement.

  3  Includes consolidations and eliminations

FOR IMMEDIATE RELEASE
Net investment income was $2.7 billion, a 4% increase compared to the prior year quarter, while net investment income on an APTOI basis was $2.3 billion, a 1% increase compared to the prior year quarter.  This improvement largely was due to higher base portfolio income, which grew $419 million, or 23%, compared to the prior year quarter.  This was partially offset by lower variable investment income which declined $272 million, or 91%, over the same period.

BUSINESS RESULTS

Individual Retirement	Three Months Ended March 31,
($ in millions)	2023	2022
Premiums and deposits	$4,883	$3,881
Spread income	$623	$542
Base spread income	$618	$416
Variable investment income	$5	$126
Fee income	$277	$308
Adjusted pre-tax operating income	$534	$468

•
Premiums and deposits increased $1.0 billion, or 26%, as compared to the prior year quarter largely driven by growth of fixed and fixed index annuity deposits, partially offset by lower variable annuity deposits.  General account net flows decreased 2% compared to the first quarter of 2022 but increased 71% on a sequential quarter basis due to higher premiums and deposits, partially offset by elevated surrenders

•	Base net investment spread[1] of 2.31% for the quarter expanded 71 basis points and 17 basis points on a prior year and sequential quarter basis, respectively
•	APTOI increased $66 million, or 14%, year-over-year primarily due to higher base spread income and lower expenses, partially offset by lower variable investment income and lower fee income

Group Retirement	Three Months Ended March 31,
($ in millions)	2023	2022
Premiums and deposits	$2,246	$1,888
Spread income	$213	$247
Base spread income	$204	$170
Variable investment income	$9	$77
Fee income	$176	$199
Adjusted pre-tax operating income	$186	$242

FOR IMMEDIATE RELEASE
•
Premiums and deposits increased $358 million, or 19%, as compared to the prior year quarter due to higher plan acquisitions and out-of-plan fixed annuity deposits, partially offset by lower out-of-plan variable annuity deposits.  Net flows were flat compared to the first quarter of 2022 but increased 14% on a sequential quarter basis due to lower surrenders and withdrawals

•	Base net investment spread of 1.52% for the quarter expanded 24 basis points on a prior year quarter basis but declined 7 basis points on a sequential quarter basis
•	APTOI decreased $56 million, or 23%, year-over-year primarily due to lower variable investment income and lower fee income, partially offset by higher base spread income

Life Insurance	Three Months Ended March 31,
($ in millions)	2023	2022
Premiums and deposits	$1,049	$1,057
Underwriting margin[2]	$356	$372
Underwriting margin excluding variable investment income	$356	$321
Variable investment income	$—	$51
Adjusted pre-tax operating income	$82	$84

•	APTOI was relatively unchanged due to improved mortality experience and higher base portfolio income partially offset by lower variable investment income

Institutional Markets	Three Months Ended March 31,
($ in millions)	2023	2022
Premiums and deposits	$2,163	$327
Spread income	$82	$101
Base spread income	$68	$61
Variable investment income	$14	$40
Fee income	$16	$15
Underwriting margin	$17	$22
Underwriting margin excluding variable investment income	$17	$18
Variable investment income	$—	$4
Adjusted pre-tax operating income	$85	$115

•
Premiums and deposits increased $1.8 billion, or 561%, as compared to the prior year quarter driven by higher volume of pension risk transfer, guaranteed investment contracts and structured settlement annuities.  Pension risk transfer sales were $1.5 billion for the first quarter of 2023 compared to $215 million for the first quarter of 2022

FOR IMMEDIATE RELEASE
•	APTOI decreased $30 million, or 26%, year-over-year primarily due to lower variable investment income

Corporate and Other[3]	Three Months Ended March 31,
($ in millions)	2023	2022
Corporate expenses	$(48)	$(32)
Interest on financial debt	$(108)	$(38)
Asset management	$—	$3
Consolidated investment entities	$—	$21
Other	$(7)	$46
Adjusted pre-tax operating income (loss)	$(163)	$—

•
APTOI decreased $163 million year-over-year primarily due to higher interest expense on financial debt driven by the Company’s recapitalization in connection with the IPO, as well as a non-recurring item included in “Other” which favorably impacted results in the prior year quarter

CAPITAL AND LIQUIDITY HIGHLIGHTS

•	Holding company liquidity of $1.8 billion as of March 31, 2023
•	Financial leverage ratio of 27.9%
•	Life Fleet RBC Ratio estimated to remain above our 400% target, and exceed our reported year-end RBC ratio
•	Adjusted book value[1] declined $180 million, or 1%, sequentially reflective of strong earnings while also paying $149 million in dividends ($445 million since the IPO)
•	Declared quarterly dividend of $0.23 per share of common stock on May 8, 2023, payable on June 30, 2023, to shareholders of record at the close of business on June 16, 2023
•	Board of Directors authorized share repurchase program of up to $1 billion on May 4, 2023

CONFERENCE CALL

Corebridge will host a conference call on Tuesday, May 9, 2023, at 8:30 a.m. EDT to review these results.  The call is open to the public and can be accessed via a live listen-only webcast in the Investors section of corebridgefinancial.com.  A replay will be available after the call at the same location.

Supplemental financial data and our investor presentation are available in the Investors section of www.corebridgefinancial.com.

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FOR IMMEDIATE RELEASE
About Corebridge Financial

Corebridge Financial, Inc. makes it possible for more people to take action in their financial lives.  With more than $365 billion in assets under management and administration as of March 31, 2023, Corebridge Financial is one of the largest providers of retirement solutions and insurance products in the United States.  We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures.  For more information, visit corebridgefinancial.com and follow us on LinkedIn, YouTube, Facebook and Twitter.  These references with additional information about Corebridge have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Contacts
Josh Smith (Investors): investorrelations@corebridgefinancial.com
Dana Ripley (Media): dana.ripley@aig.com

 # # #

In the discussion below, “we,” “us” and “our” refer to Corebridge and its consolidated subsidiaries, unless the context refers solely to Corebridge as a corporate entity.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This release contains forward-looking statements.  Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements.  Also, forward-looking statements include, without limitation, all matters that are not historical facts.  Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Corebridge and its consolidated subsidiaries.  There can be no assurance that future developments affecting Corebridge and its consolidated subsidiaries will be those anticipated by management.

Any forward-looking statements included herein are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others, risks related to:

FOR IMMEDIATE RELEASE
•
market conditions, including risks related to rapidly increasing interest rates, declining or negative interest rates, deterioration of market conditions, geopolitical tensions, equity market declines or volatility and the COVID-19 pandemic;

•	insurance risk and related exposures, including risks related to insurance liability claims exceeding reserves and reinsurance becoming unavailable;
•	our investment portfolio and concentration of investments, including risks related to realization of gross unrealized losses on fixed maturity securities and changes in investment valuations;
•
liquidity, capital and credit, including risks related to our access to funds from our subsidiaries being restricted, the possible incurrence of additional debt, the ability to refinance existing debt, the illiquidity of some of our investments, a downgrade in our insurer financial strength ratings and non-performance by counterparties;

•
our business and operations, including risks related to pricing for our products, guarantees within certain of our products, our use of derivatives instruments, marketing and distribution of our products through third parties, our reliance on third parties to provide business and administrative services, maintaining the availability of our critical technology systems, our risk management policies becoming ineffective, significant legal or regulatory proceedings, our business strategy becoming ineffective, intense competition, catastrophes, changes in our accounting principles and financial reporting requirements, our foreign operations, business or asset acquisitions and dispositions and our ability to protect our intellectual property;

•	the intense regulation of our business;
•
estimates and assumptions, including risks related to estimates or assumptions used in the preparation of our financial statements differing materially from actual experience, the effectiveness of our productivity improvement initiatives and impairments of goodwill;

•	competition and employees, including risks related to our ability to attract and retain key employees and employee error and misconduct;
•
our investment managers, including our reliance on agreements with Blackstone ISG-1 Advisors L.L.C. which we have a limited ability to terminate or amend and increased regulation or scrutiny of investment advisers and investment activities;

•
our separation from AIG, including risks related to the replacement or replication of functions and the loss of benefits from AIG’s global contracts, our inability to file a single US consolidated income federal income tax return for a five-year period, and limitations on our ability to use deferred tax assets to offset future taxable income;

•	our agreements with Fortitude Reinsurance Company Ltd.; and
•
other factors discussed in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended.

FOR IMMEDIATE RELEASE
Forward-looking statements should be read in conjunction with the other cautionary statements, risks, uncertainties and other factors identified in our filings with the Securities and Exchange Commission.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

NON-GAAP FINANCIAL MEASURES

Throughout this release, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results.  Some of the measurements we use are ‘‘non-GAAP financial measures’’ under Securities and Exchange Commission rules and regulations.  We believe presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity.  These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures.  The non-GAAP financial measures we present may not be comparable to similarly-named measures reported by other companies.

Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income from operations before income tax. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations.

APTOI excludes the impact of the following items:

FORTITUDE RELATED ADJUSTMENTS:

The modco reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.

The ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.

INVESTMENT RELATED ADJUSTMENTS:

APTOI excludes “Net realized gains (losses)”, including changes in the allowance for credit losses on available-for-sale securities and loans, as well as gains or losses from sales of securities, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities, and insurance liabilities that are accounted for as embedded derivatives are also included in Net realized gains (losses) and are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).

FOR IMMEDIATE RELEASE
MARKET RISK BENEFIT ADJUSTMENTS:

Certain of our variable annuity, fixed annuity and fixed index annuity contracts contain guaranteed minimum withdrawal benefits (“GMWBs”) and/or guaranteed minimum death benefits (“GMDBs”) which are accounted for as MRBs. Changes in the fair value of these MRBs (excluding changes related to instrument-specific credit risk), including certain rider fees attributed to the MRBs, along with changes in the fair value of derivatives used to hedge MRBs are recorded through “Change in the fair value of MRBs, net” and are excluded from APTOI.

Changes in the fair value of securities used to economically hedge MRBs are excluded from APTOI.

OTHER ADJUSTMENTS:

Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:

•	restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
•	non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•	separation costs;
•	non-operating litigation reserves and settlements;
•	loss (gain) on extinguishment of debt, if any;
•	losses from the impairment of goodwill, if any; and
•	income and loss from divested or run-off business, if any.

Adjusted after-tax operating income attributable to our common shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above, as well as the following tax items from net income attributable to us:

•	changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and
•	deferred income tax valuation allowance releases and charges.

FOR IMMEDIATE RELEASE
Adjusted Book Value is derived by excluding AOCI, adjusted for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets. We believe this measure is useful to investors as it eliminates items that can fluctuate significantly from period to period, including changes in fair value of our available-for-sale securities portfolio, changes in the fair value of MRBs attributable to changes in the instrument-specific risk, changes in the discount rates used to measure traditional and limited payment long-duration insurance contracts and foreign currency translation adjustments. This measure also eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted Book Value per Common Share is computed as adjusted book value divided by total common shares outstanding.

Adjusted Return on Average Equity (“Adjusted ROAE”) is derived by dividing AATOI by average Adjusted Book Value and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors because it eliminates items that can fluctuate significantly from period to period, including changes in fair value of our available-for-sale securities portfolio, changes in the fair value of market risk benefits attributable to changes in the instrument-specific risk, changes in the discount rates used to measure traditional and limited payment long-duration insurance contracts and foreign currency translation adjustments. This measure also eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted revenues exclude Net realized gains (losses) except for gains (losses) related to the disposition of real estate investments, income from non-operating litigation settlements (included in Other income for GAAP purposes) and changes in fair value of securities used to hedge guaranteed living benefits (included in Net investment income for GAAP purposes).

Net investment income (APTOI basis) is the sum of base portfolio income and variable investment income.

Normalized distributions are defined as dividends paid by the Life Fleet subsidiaries as well as the international insurance subsidiaries, less non-recurring dividends, plus dividend capacity that would have been available to Corebridge absent strategies that resulted in utilization of tax attributes. We believe that presenting normalized distributions is useful in understanding a significant component of our liquidity as a stand-alone company.

Operating EPS is calculated by dividing AATOI by weighted average diluted shares.

FOR IMMEDIATE RELEASE
Premiums and deposits is a non-GAAP financial measure that includes direct and assumed premiums received and earned on traditional life insurance policies, group benefit policies and life-contingent payout annuities, as well as deposits received on universal life insurance, investment-type annuity contracts and GICs. We believe the measure of premiums and deposits is useful in understanding customer demand for our products, evolving product trends and our sales performance period over period.

KEY OPERATING METRICS AND KEY TERMS

Assets Under Management and Administration

•	Assets Under Management (“AUM”) include assets in the general and separate accounts of our subsidiaries that support liabilities and surplus related to our life and annuity insurance products.
•	Assets Under Administration (“AUA”) include Group Retirement mutual fund assets and other third-party assets that we sell or administer and the notional value of SVW contracts.

•	Assets Under Management and Administration (“AUMA”) is the cumulative amount of AUM and AUA.

Net Investment Income

•	Base portfolio income includes interest, dividends and foreclosed real estate income, net of investment expenses and non-qualifying (economic) hedges.
•
Variable investment income includes call and tender income, commercial mortgage loan prepayments, changes in market value of investments accounted for under the fair value option, interest received on defaulted investments (other than foreclosed real estate), income from alternative investments, affordable housing investments and other miscellaneous investment income, including income of certain partnership entities that are required to be consolidated. Alternative investments include private equity funds which are generally reported on a one-quarter lag.

Base spread income means base portfolio income less interest credited to policyholder account balances, excluding the amortization of deferred sales inducements assets.

Base net investment spread means base yield less cost of funds, excluding the amortization of deferred sales inducements assets.

Base yield means the returns from base portfolio income including accretion and impacts from holding cash and short-term investments.

Cost of funds means the interest credited to policyholders excluding the amortization deferred of sales inducement assets.

Fee and Spread Income and Underwriting Margin

•	Fee income is defined as policy fees plus advisory fees plus other fee income. For our Institutional Markets segment, its SVW products utilize fee income.

FOR IMMEDIATE RELEASE
•
Spread income is defined as net investment income less interest credited to policyholder account balances, exclusive of amortization of deferred sales inducement assets. Spread income is comprised of both base spread income and variable investment income. For our Institutional Markets segment, its structured settlements, PRT and GIC products utilize spread income, which includes premiums, net investment income, less interest credited and policyholder benefits and excludes the annual assumption update.

•
Underwriting margin for our Life Insurance segment includes premiums, policy fees, other income, net investment income, less interest credited to policyholder account balances and policyholder benefits and excludes the annual assumption update. For our Institutional Markets segment, its Corporate Markets products utilize underwriting margin, which includes premiums, net investment income, policy and advisory fee income, less interest credited and policyholder benefits and excludes the annual assumption update.

Life Fleet RBC Ratio

•
Life Fleet includes our three primary risk-bearing entities, American General Life Insurance Company (“AGL”), The United States Life Insurance Company in the City of New York (“USL”) and The Variable Annuity Life Insurance Company (“VALIC”).  AGL, USL and VALIC are domestic insurance entities with a statutory surplus greater than $500 million on an individual basis.  The Life Fleet does not include AGC Life Insurance Company, as it has no operations outside of internal reinsurance.

•	Life Fleet RBC Ratio is the risk-based capital (“RBC”) ratio for the Life Fleet. RBC ratios are quoted using the Company Action Level.

Financial Leverage Ratio is the ratio of total financial debt to the sum of financial debt plus adjusted book value and redeemable non-controlling interests.

FOR IMMEDIATE RELEASE
RECONCILIATIONS

The following tables present a reconciliation of pre-tax income (loss)/net income (loss) attributable to Corebridge to adjusted pre-tax operating income (loss)/adjusted after-tax operating income (loss) attributable to Corebridge:

Three Months Ended March 31,	2023				2022
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income/net income, including noncontrolling interests	$(669)	$(216)	$—	$(453)	$4,300	$859	$—	$3,441
Noncontrolling interests	—	—	(6)	(6)	—	—	(75)	(75)
Pre-tax income/net income attributable to Corebridge	(669)	(216)	(6)	(459)	4,300	859	(75)	3,366
Fortitude Re related items
Net investment income on Fortitude Re funds withheld assets	(394)	(87)	—	(307)	(278)	(58)	—	(220)
Net realized (gains) losses on Fortitude Re funds withheld assets	(20)	(4)	—	(16)	123	26	—	97
Net realized losses on Fortitude Re funds withheld embedded derivative	1,025	227	—	798	(2,837)	(610)	—	(2,227)
Subtotal Fortitude Re related items	611	136	—	475	(2,992)	(642)	—	(2,350)
Other reconciling Items:
Changes in uncertain tax positions and other tax adjustments	—	21	—	(21)	—	42	—	(42)
Deferred income tax valuation allowance (releases) charges	—	(16)	—	16	—	(24)	—	24
Change in fair value of market risk benefits, net	196	41	—	155	(233)	(50)	—	(183)
Changes in fair value of securities used to hedge guaranteed living benefits	3	1	—	2	(13)	(3)	—	(10)
Changes in benefit reserves related to net realized (gains) losses	(5)	(1)	—	(4)	(2)	—	—	(2)
Net realized (gains) losses(a)	508	107	—	401	(120)	(25)	—	(95)
Non-operating litigation reserves and settlements	—	—	—	—	(20)	(4)	—	(16)
Separation costs	52	11	—	41	44	9	—	35
Restructuring and other costs	27	6	—	21	14	3	—	11
Non-recurring costs related to regulatory or accounting changes	4	1	—	3	3	1	—	2
Net (gain) loss on divestiture	3	1	—	2	2	—	—	2
Pension expense - non operating	—	—	—	—	1	—	—	1
Noncontrolling interests	(6)	—	6	—	(75)	—	75	—
Subtotal: Non-Fortitude Re reconciling items	782	172	6	616	(399)	(51)	75	(273)
Total adjustments	1,393	308	6	1,091	(3,391)	(693)	75	(2,623)
Adjusted pre-tax operating income(loss)/Adjusted after-tax operating income (loss) attributable to Corebridge common shareholders	$724	$92	$—	$632	$909	$166	$—	$743

(a) Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment

FOR IMMEDIATE RELEASE
The following table presents Corebridge’s adjusted pre-tax operating income by segment:

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended March 31, 2023
Premiums	$78	$6	$425	$1,575	$20	$—	$2,104
Policy fees	174	100	375	49	—	—	698
Net investment income	1,128	500	317	332	68	(10)	2,335
Net realized gains (losses)(a)	—	—	—	—	4	—	4
Advisory fee and other income	103	76	29	—	14	—	222
Total adjusted revenues	1,483	682	1,146	1,956	106	(10)	5,363
Policyholder benefits	65	9	708	1,718	—	—	2,500
Interest credited to policyholder account balance	519	291	82	123	—	—	1,015
Amortization of deferred policy acquisition costs	137	21	96	2	—	—	256
Non-deferrable insurance commissions	86	28	17	5	—	—	136
Advisory fee expenses	34	29	2	—	—	—	65
General operating expenses	108	118	159	23	91	—	499
Interest expense	—	—	—	—	172	(10)	162
Total benefits and expenses	949	496	1,064	1,871	263	(10)	4,633
Noncontrolling interest	—	—	—	—	(6)	—	(6)
Adjusted pre-tax operating income	$534	$186	$82	$85	$(163)	$—	$724

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended March 31, 2022
Premiums	$56	$8	$425	$238	$21	$—	$748
Policy fees	185	114	384	47	—	—	730
Net investment income	983	527	356	264	186	(5)	2,311
Net realized gains (losses)(a)	—	—	—	—	11	—	11
Advisory fee and other income	123	85	36	1	38	5	288
Total adjusted revenues	1,347	734	1,201	550	256	—	4,088
Policyholder benefits	66	10	744	350	—	—	1,170
Interest credited to policyholder account balance	454	284	85	59	—	—	882
Amortization of deferred policy acquisition costs	119	19	104	1	—	—	243
Non-deferrable insurance commissions	92	28	18	6	—	—	144
Advisory fee expenses	37	34	—	—	—	—	71
General operating expenses	111	117	166	19	104	7	524
Interest expense	—	—	—	—	77	(7)	70
Total benefits and expenses	879	492	1,117	435	181	—	3,104
Noncontrolling interest	—	—	—	—	(75)	—	(75)
Adjusted pre-tax operating income	$468	$242	$84	$115	$—	$—	$909

(a)  Net realized gains (losses) includes the gains (losses) related to the disposition of real estate investments

FOR IMMEDIATE RELEASE
The following table presents a summary of Corebridge’s spread income, fee income and underwriting margin:

	Three Months Ended March 31,
(in millions)	2023	2022
Individual Retirement
Spread income	$623	$542
Fee income	277	308
Total Individual Retirement	900	850
Group Retirement
Spread income	213	247
Fee income	176	199
Total Group Retirement	389	446
Life Insurance
Underwriting margin	356	372
Total Life Insurance	356	372
Institutional Markets
Spread income	82	101
Fee income	16	15
Underwriting margin	17	22
Total Institutional Markets	115	138
Total
Spread income	918	890
Fee income	469	522
Underwriting margin	373	394
Total	$1,760	$1,806

The following table presents Life Insurance underwriting margin:

	Three Months Ended March 31,
(in millions)	2023	2022
Premiums	$425	$425
Policy fees	375	384
Net investment income	317	356
Other income	29	36
Policyholder benefits	(708)	(744)
Interest credited to policyholder account balances	(82)	(85)
Underwriting margin	$356	$372

FOR IMMEDIATE RELEASE
The following table presents Institutional Markets spread income, fee income and underwriting margin:

	Three Months Ended March 31,
(in millions)	2023	2022
Premiums	$1,583	$247
Net investment income	298	224
Policyholder benefits	(1,702)	(337)
Interest credited to policyholder account balances	(97)	(33)
Spread income(a)	$82	$101
SVW fees	16	15
Fee income	$16	$15
Premiums	(8)	(9)
Policy fees (excluding SVW)	33	32
Net investment income	34	37
Other income	—	1
Policyholder benefits	(16)	(13)
Interest credited to policyholder account balances	(26)	(26)
Underwriting margin(b)	$17	$22

(a)  Represents spread income from Pension Risk Transfer, Guaranteed Investment Contracts and Structured Settlement products
(b)  Represents underwriting margin from Corporate Markets products, including COLI-BOLI,  private placement variable universal life insurance and private placement variable annuity products

The following table presents Operating EPS:

	Three Months Ended March 31,
(in millions, except per common share data)	2023	2022
GAAP Basis
Numerator for EPS
Net income (loss)	$(453)	$3,441
Less: Net income (loss) attributable to noncontrolling interests	6	75
Net income (loss) attributable to Corebridge common shareholders	$(459)	$3,366

Denominator for EPS (a)
Weighted average common shares outstanding - basic	650.8	$645.0
Dilutive common shares(b)	—	—
Weighted average common shares outstanding - diluted	650.8	$645.0

Income per common share attributable to Corebridge common shareholders(a)
Common stock - basic	$(0.70)	$5.22
Common stock - diluted	$(0.70)	$5.22

Operating Basis(a)
Adjusted after-tax operating income attributable to Corebridge shareholders	$632	$743
Weighted average common shares outstanding - diluted	652.8	645.0
Operating earnings per common share	$0.97	$1.15

(a)   The results of the September 6, 2022 stock split have been applied retroactively for all periods prior to September 6, 2022
(b)   Potential dilutive common shares include our share-based employee compensation plans

FOR IMMEDIATE RELEASE

The following table presents a reconciliation of dividends to normalized distributions:

	Three Months Ended March 31,
(in millions)	2023	2022
Subsidiary dividends paid	$500	$700
Less: Non-recurring dividends	—	—
Tax sharing payments related to utilization of tax attributes	—	147
Normalized distributions	$500	$847

The following table presents the reconciliation of Adjusted Book Value:

At Period End	March 31, 2023	December 31, 2022	March 31, 2022
(in millions, except per share data)
Total Corebridge shareholders’ equity (a)	$11,555	$9,380	$20,028
Less: Accumulated other comprehensive income (AOCI)	(14,067)	(16,863)	(2,026)
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,365)	(2,806)	255
Total adjusted book value (b)	23,257	23,437	22,309
Total common shares outstanding (c)	648.1	645.0	645.0
Book value per common share (a/c)	$17.83	$14.54	$31.05
Adjusted book value per common share (b/c)	$35.88	$36.34	$34.59

The following table presents the reconciliation of Adjusted ROAE:

	Three Months Ended March 31,
(in millions, unless otherwise noted)	2023	2022
Actual or annualized net income (loss) attributable to Corebridge shareholders (a)	$(1,836)	$13,464
Actual or annualized adjusted after-tax operating income attributable to Corebridge shareholders (b)	2,528	2,972
Average Corebridge shareholders’ equity (c)	10,468	23,629
Less: Average AOCI	(15,465)	3,104
Add: Average cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,586)	1,442
Average Adjusted Book Value (d)	$23,347	$21,967
Return on Average Equity (a/c)	(17.5)%	57.0%
Adjusted ROAE (b/d)	10.8%	13.5%

FOR IMMEDIATE RELEASE
The following table presents a reconciliation of net investment income (net income basis) to net investment income (APTOI basis):

	Three Months Ended March 31,
(in millions)	2023	2022
Net investment income (net income basis)	$2,695	$2,581
Net investment (income) on Fortitude Re funds withheld assets	(394)	(278)
Change in fair value of securities used to hedge guaranteed living benefits	(13)	(14)
Other adjustments	(10)	(12)
Derivative income recorded in net realized investment gains (losses)	57	34
Total adjustments	(360)	(270)
Net investment income (APTOI basis)(a)	$2,335	$2,311

(a)  Includes net investment income (loss) from Corporate and Other of $58 million and $181 million for the three months ended March 31, 2023 and 2022, respectively

The following table presents the premiums and deposits:

	Three Months Ended March 31,
(in millions)	2023	2022
Individual Retirement
Premiums	$78	$56
Deposits	4,807	3,830
Other(a)	(2)	(5)
Premiums and deposits	4,883	3,881
Group Retirement
Premiums	6	8
Deposits	2,240	1,880
Premiums and deposits(b)(c)	2,246	1,888
Life Insurance
Premiums	425	425
Deposits	398	397
Other(a)	226	235
Premiums and deposits	1,049	1,057
Institutional Markets
Premiums	1,575	238
Deposits	581	82
Other(a)	7	7
Premiums and deposits	2,163	327
Total
Premiums	2,084	727
Deposits	8,026	6,189
Other(a)	231	237
Premiums and deposits	$10,341	$7,153

(a)  Other principally consists of ceded premiums, in order to reflect gross premiums and deposits
(b) Includes premiums and deposits related to in-plan mutual funds of $1,011 million and $868 million for the three months ended March 31, 2023 and 2022, respectively
(c)  Excludes client deposits into advisory and brokerage accounts of $542 million and $602 million for the three months ended March 31, 2023 and 2022, respectively